Exhibit 5.1

June 13, 2016

ABM Industries Incorporated

Board of Directors
551 Fifth Avenue, Suite 300
New York, New York 10176

Re:	ABM Industries Incorporated Registration Statement on Form S-8
2004 Employee Stock Purchase Plan

Ladies and Gentlemen:

I am the Executive Vice President, General Counsel and Corporate Secretary for ABM Industries Incorporated, a company incorporated under the laws of Delaware (the “Company”).

In connection with the filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to an additional 1,000,000 shares of the Company’s common stock, $0.01 par value (the “Common Stock”) to be issued pursuant to the terms of the Company’s 2004 Employee Stock Purchase Plan, as amended and restated effective March 9, 2016 (the “Plan”), I have examined instruments, documents, and records which I deemed relevant and necessary for the basis of my opinion, and I am of the opinion that the Common Stock, when issued in accordance with the provisions of the Plan, will be legally issued, fully paid and nonassessable.

This opinion is addressed to you in connection with the filing by the Company of the Registration Statement with the Securities and Exchange Commission. I consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement, without admitting that I am an expert within the meaning of the Securities Act.

This opinion speaks as of its date and is strictly limited to the matters stated herein and I assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change. This opinion is governed by and is to be construed in accordance with Delaware law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Delaware.

Very truly yours,

/s/ Sarah Hlavinka McConnell
Sarah Hlavinka McConnell
Executive Vice President, General Counsel
and Corporate Secretary